CONTACT:
Michael Archer
Senior Vice President
Corporate Controller
Camden National Corporation
(800) 860-8821
marcher@CamdenNational.com

FOR IMMEDIATE RELEASE

CAMDEN NATIONAL CORPORATION REPORTS AN 8% INCREASE
IN SECOND QUARTER 2019 EARNINGS

Second Quarter 2019 Net Income of $13.2 Million and Diluted Earnings Per Share of $0.85

CAMDEN, Maine, July 30, 2019/PRNewswire/--Camden National Corporation (NASDAQ: CAC; “Camden National” or the “Company”), a $4.4 billion bank holding company headquartered in Camden, Maine, reported net income for the second quarter of 2019 of $13.2 million, an increase of 8% over the second quarter of 2018, and diluted earnings per share ("EPS") of $0.85, an increase of 9% over the same period. For the second quarter of 2019, the Company's return on average assets was 1.21% and return on average equity was 11.63%.

"We continue to deliver very strong financial performance, highlighted by 10% growth in net income and diluted EPS for the first half of 2019 over the same period last year," said Gregory A. Dufour, President and Chief Executive Officer of the Company. "Over the past 12 months, loans grew 8% and core deposits1 increased 14%, while our net interest margin for the first half of 2019 expanded 4 basis points to 3.14%, compared to the first six months last year."

For the second quarter of 2019, Camden National declared a $0.30 dividend per share, representing an annualized dividend yield of 2.62% as of June 28, 2019 (the last business day of the second quarter).

During the first half of 2019, the Company repurchased 166,778 shares of its common stock at a weighted-average price per share of $42.62.

SECOND QUARTER 2019 FINANCIAL HIGHLIGHTS

•	Net income increased 8% over the second quarter of 2018 and diluted EPS increased 9% over the same period, while net income and diluted EPS both decreased 7% compared to the previous quarter

•	Average loans grew 9% over the second quarter of 2018 and 1% over the previous quarter

•	Average deposits grew 15% over the second quarter of 2018 and 3% over the previous quarter

•	Net interest margin on a fully-taxable basis of 3.11% increased 1 basis point over the second quarter of 2018 and decreased 7 basis points compared to the previous quarter

•	Repurchased 111,221 shares of Camden National common stock in the second quarter of 2019 at a weighted-average price per share of $43.18

FINANCIAL CONDITION

Total assets increased 3% since December 31, 2018 to $4.4 billion at June 30, 2019, which includes loan growth of $74.1 million, or 2%, during the first half of 2019.

•
The residential real estate loan portfolio grew $42.9 million, or 4%, with 57% of mortgage originations held in the portfolio, and the commercial loan portfolio grew $41.3 million, or 10%, over this same period.

•
The commercial real estate loan portfolio decreased 1% during the first half of 2019, despite very strong commercial real estate loan production, due to elevated loan prepayments. Consumer and home equity loans decreased less than 1% over this same period.

Total deposits increased 4% since December 31, 2018 to $3.6 billion at June 30, 2019. Strong deposit growth in the first half of 2019 drove a 9% decrease in total borrowings and improved the Company's loan-to-deposit ratio to 86% at June 30, 2019, compared to 87% at December 31, 2018.

•
In the first half of 2019, core deposits grew 1% and certificates of deposits ("CDs") grew 23%. In the second quarter of 2019, one large depositor shifted $70.0 million of funding from interest checking to CDs. Adjusted for this shift of funding between deposit accounts, core deposits grew 4% and CDs grew 8% over the first half of 2019.

The Company's capital position at June 30, 2019 was well in excess of regulatory requirements, including a total risk-based capital ratio of 14.12% and a Tier I leverage ratio of 9.51%. At June 30, 2019, the Company's common equity ratio was 10.52% and tangible common equity ratio2 was 8.49%.

ASSET QUALITY

At June 30, 2019, the Company's strong asset quality trend continued from prior periods.

•	At June 30, 2019, the allowance for loan losses was 0.84% of total loans, compared to 0.83% at March 31, 2019 and June 30, 2018.

•	Non-performing assets to total assets at June 30, 2019, was 0.34%, compared to 0.33% at March 31, 2019 and 0.48% at June 30, 2018.

•	Loans past due 30-89 days to total loans at June 30, 2019, were 0.27%, compared to 0.26% at March 31, 2019 and 0.20% at June 30, 2018.

•	Annualized net charge-offs to average loans for the three and six months ended June 30, 2019 were 0.03%, compared to 0.04% and 0.07% for three and six months ended June 30, 2018.

OPERATING RESULTS (Second Quarter 2019 vs. Second Quarter 2018)

Net income for the second quarter of 2019 was $13.2 million, representing an increase of $987,000, or 8%, over the second quarter of 2018. The increase was driven by revenue3 growth of $2.6 million, or 7%, net of an increase in non-interest expense of $1.1 million, or 5%.

Net interest income for the second quarter of 2019 was $31.6 million, an increase of $2.1 million, or 7%, over the same period last year.

•	Average loans for the second quarter of 2019 grew $252.2 million, or 9%, and average core deposits grew $359.6 million, or 16%, over the second quarter of 2018.

•	Net interest margin on a fully-taxable basis increased 1 basis point to 3.11% for the second quarter of 2019 compared to the second quarter of 2018.

Non-interest income increased $536,000, or 6%, to $10.0 million for the second quarter of 2019 over the second quarter of 2018. Most fee income categories increased between categories, including debit card income, services charges on deposit accounts, mortgage banking income, income from fiduciary services and customer loan swap fees.

Non-interest expense increased 5% to $24.0 million for the second quarter of 2019 over the second quarter of 2018.

•	Compensation-related costs increased 6%, data processing costs increased 7% and other real estate and collection costs increased $158,000 between periods.

•
The Company's efficiency ratio calculated in accordance with generally accepted accounting principles ("GAAP") for the second quarter of 2019 was 57.58%, compared to 58.73% for the second quarter of 2018. The Company's non-GAAP efficiency ratio[2] for the second quarter of 2019 was 57.27%, compared to 58.39% for the same period last year.

The provision for credit losses for the second quarter of 2019 was $1.2 million, or 15 basis points of average loans on an annualized basis, an increase of $190,000 over the second quarter of 2018.

OPERATING RESULTS (Linked Quarter)

Net income for the second quarter of 2019 decreased $1.1 million, or 7%, compared to the first quarter of 2019. The decrease in net income between periods was primarily driven by the increase in non-interest expense of $1.2 million, or 5%.

•
Other real estate and collection costs increased $716,000 between periods driven by one matter that resulted in additional expense of $360,000 in the second quarter of 2019 and the favorable resolution of a matter in the first quarter of 2019 that led to a $378,000 reimbursement of costs.

•	Compensation-related costs increased 4% between periods primarily driven by a full quarter of merit increases that are granted annually in the first quarter.

The provision for credit losses for the second quarter of 2019 increased $429,000 over the last quarter, primarily due to loan growth during the second quarter of 2019 of $57.9 million.

Net interest income for the second quarter of 2019 decreased $322,000, or 1%, compared to last quarter. Average loan and deposit growth for the second quarter of 2019 of 1% and 3%, respectively, over last quarter was offset by an increase in funding costs of 6 basis points and a lower asset yield of 2 basis points over the same period. Net interest margin on a fully-taxable equivalent basis between periods decreased 7 basis points to 3.11% for the second quarter of 2019.

Non-interest income for the second quarter of 2019 increased $648,000, or 7%, over the last quarter. Most fee income categories increased over last quarter, reflective of the seasonality within our markets.

CONFERENCE CALL

Camden National will host a conference call and webcast at 3:00 p.m., Eastern Time, on Tuesday, July 30, 2019 to discuss its second quarter 2019 financial results and outlook. Participants should dial in to the call 10 - 15 minutes before it begins. Information about the conference call is as follows:

Live dial-in (domestic):         (888) 349-0139
Live dial-in (international):    (412) 542-4154
Live webcast:            https://services.choruscall.com/links/cac190730.html

A link to the live webcast will be available on Camden National's website under "Investor Relations" at www.CamdenNational.com prior to the meeting, and a replay of the webcast will be available on Camden National's website following the conference call. The transcript of the conference call will also be available on Camden National's website approximately two days after the conference call.

ABOUT CAMDEN NATIONAL CORPORATION

Camden National Corporation (NASDAQ:CAC), headquartered in Camden, Maine, is the largest publicly traded bank holding company in Northern New England with $4.4 billion in assets and nearly 650 employees. Camden National Bank, its subsidiary, is a full-service community bank founded in 1875 that offers an array of consumer and business financial products and services, accompanied by the latest in digital banking technology to empower customers to bank the way they want. The Bank provides personalized service through a network of 60 banking centers, 71 ATMs, and lending offices in New Hampshire and Massachusetts, all complemented by 24/7 live phone support. Camden National Bank has received nine "Lender at Work for Maine" Awards from the Finance Authority of Maine and Greenwich Associates named the bank a Customer Experience Leader in U.S. Retail Banking. Comprehensive wealth management, investment, and financial planning services are delivered by Camden National Wealth Management. To learn more, visit www.CamdenNational.com. Member FDIC.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including certain plans, expectations, goals, projections and other statements, which are subject to numerous risks, assumptions and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures; changes in the interest rate environment; changes in general economic conditions; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; legislative and regulatory changes that adversely affect the business in which Camden National is engaged; changes in the securities markets and other risks and uncertainties disclosed from time to time in in Camden National’s Annual Report on Form 10-K for the year ended December 31, 2018, as updated by other filings with the Securities and Exchange Commission ("SEC"). Camden National does not have any obligation to update forward-looking statements.

USE OF NON-GAAP MEASURES

In addition to evaluating the Company's results of operations in accordance with generally accepted accounting principles in the United States ("GAAP"), management supplements this evaluation with certain non-GAAP financial measures, such as return on average tangible equity; the efficiency and tangible common equity ratios; and tangible book value per share. Management utilizes these non-GAAP financial measures for purposes of measuring our performance against our peer group and other financial institutions and analyzing our internal performance. We also believe these non-GAAP financial measures help investors better understand the Company's operating performance and trends and allow for better performance comparisons to other financial institutions. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. Reconciliation to the comparable GAAP financial measure can be found in this document.

ANNUALIZED DATA

Certain returns, yields and performance ratios are presented on an “annualized” basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full-year or year-over-year amounts. Annualized data may not be indicative of any four-quarter period, and are presented for illustrative purposes only.

_____________________________________________________________________________________________

1	Core deposits include non-interest checking, interest checking, savings and money market deposits.
2 This is a non-GAAP measure. Please refer to "Reconciliation of non-GAAP to GAAP Financial Measures" for further details.

3	Revenue is the sum of net interest income and non-interest income.

Selected Financial Data (unaudited)

	At or For The Three Months Ended			At or For The Six Months Ended
(In thousands, except number of shares and per share data)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Financial Condition Data
Investments	$933,100	$936,859	$916,977	$933,100	$916,977
Loans and loans held for sale	3,113,437	3,051,237	2,880,185	3,113,437	2,880,185
Allowance for loan losses	26,163	25,201	23,668	26,163	23,668
Total assets	4,447,038	4,421,189	4,192,662	4,447,038	4,192,662
Deposits	3,591,610	3,578,197	3,056,119	3,591,610	3,056,119
Borrowings	310,638	325,159	661,393	310,638	661,393
Shareholders' equity	467,759	453,718	408,819	467,759	408,819
Operating Data
Net interest income	$31,573	$31,895	$29,481	$63,468	$58,383
Provision for credit losses	1,173	744	983	1,917	486
Non-interest income	10,037	9,389	9,501	19,426	18,305
Non-interest expense	23,958	22,783	22,895	46,741	45,199
Income before income tax expense	16,479	17,757	15,104	34,236	31,003
Income tax expense	3,275	3,484	2,887	6,759	5,966
Net income	$13,204	$14,273	$12,217	$27,477	$25,037
Key Ratios
Return on average assets	1.21%	1.33%	1.19%	1.27%	1.24%
Return on average equity	11.63%	13.13%	12.10%	12.36%	12.50%
GAAP efficiency ratio	57.58%	55.19%	58.73%	56.39%	58.94%
Common equity ratio	10.52%	10.26%	9.75%	10.52%	9.75%
Net interest margin (fully-taxable equivalent)	3.11%	3.18%	3.10%	3.14%	3.10%
Non-performing assets to total assets	0.34%	0.33%	0.48%	0.34%	0.48%
Tier I leverage capital ratio	9.51%	9.47%	9.30%	9.51%	9.30%
Total risk-based capital ratio	14.12%	14.46%	14.33%	14.12%	14.33%
Per Share Data
Basic earnings per share	$0.85	$0.91	$0.78	$1.76	$1.60
Diluted earnings per share	$0.85	$0.91	$0.78	$1.76	$1.60
Cash dividends declared per share	$0.30	$0.30	$0.30	$0.60	$0.55
Book value per share	$30.26	$29.16	$26.25	$30.26	$26.25
Non-GAAP Measures(1)
Return on average tangible equity	15.00%	17.08%	16.23%	16.01%	16.78%
Efficiency ratio	57.27%	54.86%	58.39%	56.07%	58.57%
Tangible common equity ratio	8.49%	8.21%	7.56%	8.49%	7.56%
Tangible book value per share	$23.88	$22.81	$19.87	$23.88	$19.87
(1) Please see "Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)."

Consolidated Statements of Condition Data (unaudited)

(In thousands, except number of shares)	June 30, 2019	December 31, 2018	June 30, 2018
ASSETS
Cash and due from banks	$48,153	$52,240	$49,542
Interest-bearing deposits in other banks (including restricted cash)	38,083	14,759	67,604
Total cash, cash equivalents and restricted cash	86,236	66,999	117,146
Investments:
Available-for-sale securities, at fair value (book value of $915,099, $933,399 and $920,302, respectively)	920,083	910,692	889,325
Held-to-maturity securities, at amortized cost (fair value of $1,335, $1,291 and $1,276, respectively)	1,304	1,307	1,310
Other investments	11,713	14,679	26,342
Total investments	933,100	926,678	916,977
Loans held for sale, at fair value (book value of $13,088, $4,314 and $12,587, respectively)	13,113	4,403	12,656
Loans:
Commercial real estate	1,260,639	1,269,533	1,190,052
Residential real estate	1,035,792	992,866	907,910
Commercial(1)	456,692	415,436	426,390
Consumer and home equity	347,201	348,387	343,177
Total loans	3,100,324	3,026,222	2,867,529
Less: allowance for loan losses	(26,163)	(24,712)	(23,668)
Net loans	3,074,161	3,001,510	2,843,861
Goodwill	94,697	94,697	94,697
Other intangible assets	3,877	4,230	4,592
Bank-owned life insurance	91,116	89,919	88,706
Premises and equipment, net	41,402	42,495	41,017
Deferred tax assets	16,836	23,053	25,813
Other assets	92,500	43,451	47,197
Total assets	$4,447,038	$4,297,435	$4,192,662
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits:
Non-interest checking	$505,355	$496,729	$496,368
Interest checking	1,111,424	1,023,373	879,668
Savings and money market	1,074,094	1,137,356	990,408
Certificates of deposit	547,786	443,912	472,215
Brokered deposits	352,951	363,104	217,460
Total deposits	3,591,610	3,464,474	3,056,119
Short-term borrowings	241,647	270,868	591,648
Long-term borrowings	10,000	11,580	10,756
Subordinated debentures	58,991	59,067	58,989
Accrued interest and other liabilities	77,031	55,621	66,331
Total liabilities	3,979,279	3,861,610	3,783,843
Shareholders’ equity	467,759	435,825	408,819
Total liabilities and shareholders’ equity	$4,447,038	$4,297,435	$4,192,662
(1) Includes the HPFC loan portfolio.

Consolidated Statements of Income Data (unaudited)

	For The Three Months Ended
(In thousands, except per share data)	June 30, 2019	March 31, 2019	June 30, 2018
Interest Income
Interest and fees on loans	$36,092	$35,721	$31,367
Taxable interest on investments	4,941	4,994	4,386
Nontaxable interest on investments	624	644	658
Dividend income	174	230	343
Other interest income	606	420	335
Total interest income	42,437	42,009	37,089
Interest Expense
Interest on deposits	9,156	8,423	4,459
Interest on borrowings	885	974	2,298
Interest on subordinated debentures	823	717	851
Total interest expense	10,864	10,114	7,608
Net interest income	31,573	31,895	29,481
Provision for credit losses	1,173	744	983
Net interest income after provision for credit losses	30,400	31,151	28,498
Non-Interest Income
Debit card income	2,281	2,010	2,126
Service charges on deposit accounts	2,209	2,023	2,069
Mortgage banking income, net	1,742	1,252	1,609
Income from fiduciary services	1,545	1,392	1,407
Brokerage and insurance commissions	732	585	685
Bank-owned life insurance	603	594	609
Customer loan swap fees	285	525	180
Net gain on sale of securities	27	—	31
Other income	613	1,008	785
Total non-interest income	10,037	9,389	9,501
Non-Interest Expense
Salaries and employee benefits	13,461	12,978	12,728
Furniture, equipment and data processing	2,723	2,680	2,549
Net occupancy costs	1,639	1,914	1,625
Consulting and professional fees	974	813	1,116
Debit card expense	883	823	776
Regulatory assessments	437	472	501
Amortization of intangible assets	176	176	181
Other real estate owned and collection costs (recoveries), net	409	(307)	251
Other expenses	3,256	3,234	3,168
Total non-interest expense	23,958	22,783	22,895
Income before income tax expense	16,479	17,757	15,104
Income tax expense	3,275	3,484	2,887
Net Income	$13,204	$14,273	$12,217
Per Share Data
Basic earnings per share	$0.85	$0.91	$0.78
Diluted earnings per share	$0.85	$0.91	$0.78

Consolidated Statements of Income Data (unaudited)

	For The Six Months Ended June 30,
(In thousands, except per share data)	2019	2018
Interest Income
Interest and fees on loans	$71,813	$61,201
Taxable interest on investments	9,935	8,611
Nontaxable interest on investments	1,268	1,330
Dividend income	404	629
Other interest income	1,026	596
Total interest income	84,446	72,367
Interest Expense
Interest on deposits	17,579	8,208
Interest on borrowings	1,859	4,078
Interest on subordinated debentures	1,540	1,698
Total interest expense	20,978	13,984
Net interest income	63,468	58,383
Provision for credit losses	1,917	486
Net interest income after provision for credit losses	61,551	57,897
Non-Interest Income
Debit card income	4,291	4,055
Service charges on deposit accounts	4,232	4,036
Mortgage banking income, net	2,994	3,000
Income from fiduciary services	2,937	2,690
Brokerage and insurance commissions	1,317	1,335
Bank-owned life insurance	1,197	1,217
Customer loan swap fees	810	267
Net gain on sale of securities	27	31
Other income	1,621	1,674
Total non-interest income	19,426	18,305
Non-Interest Expense
Salaries and employee benefits	26,439	25,290
Furniture, equipment and data processing	5,403	5,135
Net occupancy costs	3,553	3,498
Consulting and professional fees	1,787	1,920
Debit card expense	1,706	1,506
Regulatory assessments	909	1,000
Amortization of intangible assets	352	362
Other real estate owned and collection costs, net	102	326
Other expenses	6,490	6,162
Total non-interest expense	46,741	45,199
Income before income tax expense	34,236	31,003
Income tax expense	6,759	5,966
Net Income	$27,477	$25,037
Per Share Data
Basic earnings per share	$1.76	$1.60
Diluted earnings per share	$1.76	$1.60

Quarterly Average Balance and Yield/Rate Analysis (unaudited)

	Average Balance			Yield/Rate
	For The Three Months Ended			For The Three Months Ended
(In thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	March 31, 2019	June 30, 2018
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$59,901	$29,985	$58,500	2.34%	2.63%	1.57%
Investments - taxable	839,714	851,516	834,675	2.56%	2.56%	2.32%
Investments - nontaxable(1)	90,087	94,710	98,015	3.51%	3.44%	3.40%
Loans(2):
Commercial real estate	1,255,172	1,281,501	1,180,421	4.68%	4.73%	4.35%
Residential real estate	1,032,215	1,008,285	884,977	4.34%	4.30%	4.20%
Commercial(1)	389,166	369,832	351,711	4.72%	4.70%	4.42%
Consumer and home equity	347,141	347,052	340,782	5.47%	5.46%	5.01%
HPFC	29,472	32,171	41,182	7.83%	7.91%	7.80%
Municipal(1)	20,117	15,333	21,993	3.56%	3.60%	3.13%
Total loans	3,073,283	3,054,174	2,821,066	4.68%	4.70%	4.43%
Total interest-earning assets	4,062,985	4,030,385	3,812,256	4.18%	4.20%	3.90%
Other assets	315,604	308,064	294,752
Total assets	$4,378,589	$4,338,449	$4,107,008

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$485,724	$490,382	$464,164	—%	—%	—%
Interest checking	1,110,567	1,085,301	839,510	1.01%	0.98%	0.47%
Savings	476,104	485,646	483,192	0.09%	0.08%	0.06%
Money market	581,638	582,685	507,545	1.28%	1.21%	0.82%
Certificates of deposit	516,972	443,107	472,637	1.60%	1.34%	1.06%
Total deposits	3,171,005	3,087,121	2,767,048	0.86%	0.78%	0.48%
Borrowings:
Brokered deposits	370,448	405,837	239,105	2.53%	2.50%	1.89%
Customer repurchase agreements	246,935	238,499	247,789	1.30%	1.24%	1.03%
Subordinated debentures	58,985	59,007	58,970	5.60%	4.93%	5.79%
Other borrowings	15,940	44,711	330,096	2.17%	2.22%	2.02%
Total borrowings	692,308	748,054	875,960	2.34%	2.27%	1.96%
Total funding liabilities	3,863,313	3,835,175	3,643,008	1.13%	1.07%	0.84%
Other liabilities	59,747	62,247	59,126
Shareholders' equity	455,529	441,027	404,874
Total liabilities & shareholders' equity	$4,378,589	$4,338,449	$4,107,008
Net interest rate spread (fully-taxable equivalent)				3.05%	3.13%	3.06%
Net interest margin (fully-taxable equivalent)				3.11%	3.18%	3.10%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)				3.07%	3.14%	3.04%

(1)	Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.

(2)	Non-accrual loans and loans held for sale are included in total average loans.

(3)
Excludes the impact of the fair value mark accretion on loans and certificates of deposit generated in purchase accounting and collection of previously charged-off acquired loans for the three months ended June 30, 2019, March 31, 2019 and June 30, 2018 totaling $439,000, $390,000 and $578,000, respectively.

Year-to-Date Average Balance and Yield/Rate Analysis (unaudited)

	Average Balance		Yield/Rate
	For The Six Months Ended		For The Six Months Ended
(In thousands)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Assets
Interest-earning assets:
Interest-bearing deposits in other banks and other interest-earning assets	$48,301	$55,254	2.27%	1.50%
Investments - taxable	845,583	830,624	2.56%	2.27%
Investments - nontaxable(1)	92,386	98,783	3.48%	3.41%
Loans(2):
Commercial real estate	1,268,264	1,176,034	4.71%	4.28%
Residential real estate	1,020,316	872,947	4.32%	4.16%
Commercial(1)	379,552	350,842	4.71%	4.35%
Consumer and home equity	347,097	340,929	5.46%	4.88%
HPFC	30,814	42,462	7.87%	7.89%
Municipal(1)	17,738	19,648	3.58%	3.22%
Total loans	3,063,781	2,802,862	4.69%	4.37%
Total interest-earning assets	4,050,051	3,787,523	4.19%	3.84%
Other assets	308,579	293,807
Total assets	$4,358,630	$4,081,330

Liabilities & Shareholders' Equity
Deposits:
Non-interest checking	$488,040	$458,428	—%	—%
Interest checking	1,098,003	836,477	0.99%	0.42%
Savings	480,849	488,397	0.08%	0.06%
Money market	582,158	497,670	1.25%	0.74%
Certificates of deposit	480,244	472,426	1.48%	1.03%
Total deposits	3,129,294	2,753,398	0.82%	0.45%
Borrowings:
Brokered deposits	388,045	238,988	2.51%	1.74%
Customer repurchase agreements	242,740	242,452	1.27%	0.88%
Subordinated debentures	58,996	58,950	5.26%	5.81%
Other borrowings	30,237	329,124	2.21%	1.85%
Total borrowings	720,018	869,514	2.31%	1.82%
Total funding liabilities	3,849,312	3,622,912	1.10%	0.78%
Other liabilities	61,000	54,662
Shareholders' equity	448,318	403,756
Total liabilities & shareholders' equity	$4,358,630	$4,081,330
Net interest rate spread (fully-taxable equivalent)			3.09%	3.06%
Net interest margin (fully-taxable equivalent)			3.14%	3.10%
Net interest margin (fully-taxable equivalent), excluding fair value mark accretion and collection of previously charged-off acquired loans(3)			3.10%	3.04%

(1)	Reported on a tax-equivalent basis calculated using the federal corporate income tax rate of 21%, including certain commercial loans.

(2)	Non-accrual loans and loans held for sale are included in total average loans.

(3)
Excludes the impact of the fair value mark accretion on loans and certificates of deposit generated in purchase accounting and collection of previously charged-off acquired loans for the six months ended June 30, 2019 and June 30, 2018 totaling $829,000 and $1.1 million, respectively.

Asset Quality Data
(unaudited)
(In thousands)	At or For The Six Months Ended June 30, 2019	At or For The Three Months Ended March 31, 2019	At or For The Year Ended December 31, 2018	At or For The Nine Months Ended September 30, 2018	At or For The Six Months Ended June 30, 2018
Non-accrual loans:
Residential real estate	$5,566	$5,415	$5,492	$4,720	$5,742
Commercial real estate	1,590	975	1,380	5,517	5,600
Commercial	785	802	1,279	2,402	1,934
Consumer and home equity	3,039	2,476	1,861	1,647	1,700
HPFC	465	485	518	591	834
Total non-accrual loans	11,445	10,153	10,530	14,877	15,810
Loans 90 days past due and accruing	14	14	14	14	—
Accruing troubled-debt restructured loans not included above	3,511	3,771	3,893	4,039	4,000
Total non-performing loans	14,970	13,938	14,437	18,930	19,810
Other real estate owned	130	673	130	185	130
Total non-performing assets	$15,100	$14,611	$14,567	$19,115	$19,940
Loans 30-89 days past due:
Residential real estate	$2,536	$2,265	$4,833	$3,816	$2,222
Commercial real estate	3,378	2,947	2,130	574	309
Commercial	1,400	1,205	169	723	1,490
Consumer and home equity	907	1,430	1,467	902	1,258
HPFC	171	187	183	1,078	455
Total loans 30-89 days past due	$8,392	$8,034	$8,782	$7,093	$5,734
Allowance for loan losses at the beginning of the period	$24,712	$24,712	$24,171	$24,171	$24,171
Provision for loan losses	1,925	750	845	845	490
Charge-offs:
Residential real estate	25	11	173	231	116
Commercial real estate	65	65	512	512	512
Commercial	453	236	736	448	298
Consumer and home equity	64	24	572	451	266
HPFC	—	—	255	209	—
Total charge-offs	607	336	2,248	1,851	1,192
Total recoveries	(133)	(75)	(1,944)	(361)	(199)
Net charge-offs	474	261	304	1,490	993
Allowance for loan losses at the end of the period	$26,163	$25,201	$24,712	$23,526	$23,668
Components of allowance for credit losses:
Allowance for loan losses	$26,163	$25,201	$24,712	$23,526	$23,668
Liability for unfunded credit commitments	14	16	22	15	16
Allowance for credit losses	$26,177	$25,217	$24,734	$23,541	$23,684
Ratios:
Non-performing loans to total loans	0.48%	0.46%	0.48%	0.65%	0.69%
Non-performing assets to total assets	0.34%	0.33%	0.34%	0.46%	0.48%
Allowance for loan losses to total loans	0.84%	0.83%	0.82%	0.81%	0.83%
Net charge-offs (recoveries) to average loans (annualized):
Quarter-to-date	0.03%	0.03%	(0.16)%	0.07%	0.04%
Year-to-date	0.03%	0.03%	0.01%	0.07%	0.07%
Allowance for loan losses to non-performing loans	174.77%	180.81%	171.17%	124.28%	119.48%
Loans 30-89 days past due to total loans	0.27%	0.26%	0.29%	0.24%	0.20%

Reconciliation of non-GAAP to GAAP Financial Measures (unaudited)

Return on Average Tangible Equity:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income, as presented	$13,204	$14,273	$12,217	$27,477	$25,037
Add: amortization of intangible assets, net of tax(1)	139	139	143	278	286
Net income, adjusted for amortization of intangible assets	$13,343	$14,412	$12,360	$27,755	$25,323
Average equity, as presented	$455,529	$441,027	$404,874	$448,318	$403,756
Less: average goodwill and other intangible assets	(98,660)	(98,838)	(99,377)	(98,749)	(99,472)
Average tangible equity	$356,869	$342,189	$305,497	$349,569	$304,284
Return on average tangible equity	15.00%	17.08%	16.23%	16.01%	16.78%
Return on average equity	11.63%	13.13%	12.10%	12.36%	12.50%
(1) Assumed a 21% tax rate.

Efficiency Ratio:
	For the Three Months Ended			For the Six Months Ended
(In thousands)	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Non-interest expense, as presented	$23,958	$22,783	$22,895	$46,741	$45,199
Net interest income, as presented	$31,573	$31,895	$29,481	$63,468	$58,383
Add: effect of tax-exempt income(1)	248	244	257	491	511
Non-interest income, as presented	10,037	9,389	9,501	19,426	18,305
Less: net gain on sale of securities	(27)	—	(31)	(27)	(31)
Adjusted net interest income plus non-interest income	$41,831	$41,528	$39,208	$83,358	$77,168
GAAP efficiency ratio	57.58%	55.19%	58.73%	56.39%	58.94%
Non-GAAP efficiency ratio	57.27%	54.86%	58.39%	56.07%	58.57%
(1) Assumed a 21% tax rate.

Tangible Book Value Per Share and Tangible Common Equity Ratio:
	June 30, 2019	March 31, 2019	June 30, 2018
(In thousands, except number of shares and per share data)
Tangible Book Value Per Share:
Shareholders' equity, as presented	$467,759	$453,718	$408,819
Less: goodwill and other intangible assets	(98,574)	(98,751)	(99,289)
Tangible shareholders' equity	$369,185	$354,967	$309,530
Shares outstanding at period end	15,457,480	15,560,565	15,576,249
Book value per share	$30.26	$29.16	$26.25
Tangible book value per share	$23.88	$22.81	$19.87
Tangible Common Equity Ratio:
Total assets	$4,447,038	$4,421,189	$4,192,662
Less: goodwill and other intangibles	(98,574)	(98,751)	(99,289)
Tangible assets	$4,348,464	$4,322,438	$4,093,373
Common equity ratio	10.52%	10.26%	9.75%
Tangible common equity ratio	8.49%	8.21%	7.56%